Exhibit 10.2

AMENDMENT NO. 2 TO CREDIT AND GUARANTY AGREEMENT

This Amendment No. 1 to Credit and Guaranty Agreement (this "Agreement") dated as of April 26, 2017 (the "Effective Date"), is among Lilis Energy, Inc., a Nevada corporation (the "Borrower"), the undersigned subsidiaries of the Borrower constituting the Guarantors (defined in the Credit Agreement (as defined below)), the undersigned Lenders constituting the Lenders required to be party hereto pursuant to the terms of Section 9.1 of the Credit Agreement referred to below, the undersigned New Lenders (as such term is defined below), and Deans Knight Capital Management Ltd, as collateral agent for the Lenders (together with its successors and assigns, the "Collateral Agent").

INTRODUCTION

A.           The Borrower, the Guarantors, certain lenders, and the Collateral Agent are parties to that certain Credit and Guaranty Agreement dated as of September 29, 2016 (the “Credit Agreement”).

B.           The Borrower, the Collateral Agent and the Lenders agree to amend certain provisions of the Credit Agreement, in each case subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.          Amendments to Credit Agreement.

(a)          Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions therein in the appropriate alphabetical order:

“Core Assets” means the hydrocarbon interests of the Borrower and its Subsidiaries located in the Delaware Basin (including, any pipeline or salt water disposal assets).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Collateral Agent from three Federal funds brokers of recognized standing selected by it.

(a)          Section 6.10.2(i) of the Credit Agreement is hereby amended and restated in full as follows:

6.10.2    (i) The Borrower has not (a) received notice or otherwise learned of any Environmental Liability arising in connection with (1) any non-compliance with or violation of the requirements of any Environmental Law or (2) the release or threatened release of any Hazardous Substance into the environment, (b) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which the Borrower is or may be liable, in each case which would be reasonably expected to have a Material Adverse Effect. The Borrower knows of no basis for any Environmental Liability.

(b)          Section 6.10.2(ii) of the Credit Agreement is hereby amended and restated in full as follows:

(ii)         For each Guarantor, such Guarantor has not (a) received notice or otherwise learned of any Environmental Liability arising in connection with (1) any noncompliance with or violation of the requirements of any Environmental Law or (2) the release or threatened release of any Hazardous Substance into the environment or (b) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which such Guarantor is or may be liable, in each case which would be reasonably expected to have a Material Adverse Effect. No Guarantor knows of any basis for any Environmental Liability.

(c)          Article VI of the Credit Agreement is hereby amended to add the following new Section 6.24 as follows:

6.24        Environmental Reports. The Borrower has furnished to the Collateral Agent all material environmental audits, assessments, reports and other material environmental, health or safety documents relating to the past or current operations or facilities of the Borrower or any Subsidiary (including the Core Assets), in each case which are in the possession or under the reasonable control of the Borrower or any Subsidiary.

(d)          Article IX of the Credit Agreement is hereby amended to add the following new Section 9.17 as follows:

9.17        Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. In the event that, notwithstanding Section 9.7.1, applicable law is the law of the State of Texas and such applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for each day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Agreement and the other Loan Documents for calculating the Maximum Rate and for all other purposes. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

Section 3.          Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable upon the Collateral Agent receiving counterparts of this Agreement, duly executed by the Borrower, the Guarantors, the Lenders constituting the Lenders required to be party hereto pursuant to the terms of Section 9.1 of the Credit Agreement, the New Lenders, and the Collateral Agent.

Section 4.          Payment of Fees. The Borrower acknowledges and agrees that it shall pay the fees and expenses required to be paid pursuant to, and in accordance with, Section 9.4 of the Credit Agreement.

Section 5.          Acknowledgments and Agreements.

(a)          The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)          The Borrower, the Collateral Agent, and the Lenders party hereto do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and together with each Guarantor acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(c)          From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents as amended by this Agreement.

(d)          This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 6.          Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Credit Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all the Guaranteed Obligations, as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any other Loan Documents.

Section 7.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute, one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.

Section 8.          Successors and Assigns. This terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 9.          Invalidity; Severability. . If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof or thereof, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 10.        Governing Law. This Agreement shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of New York (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles.

Section 11.         Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

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Exhibit 10.2

EXECUTED to be effective as of the date first above written.

BORROWER:	LILIS ENERGY, INC.

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer

GUARANTORS:	brushy resources, inc.

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer and President

impetro operating llc

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer and President

IMPETRO RESOURCES, LLC

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer and President

LILIS OPERATING, LLC

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Member of the Board of Managers

COLLATERAL AGENT:	Deans Knight Capital Management Ltd.

	By:	/s/ Dillon Cameron
	Name:	Dillon Cameron
	Title:	Authorized Signatory

RBC INVESTOR SERVICES TRUST ITF 110952002,
as a Lender

By:	/s/ Dillon Cameron
Name:	Dillon Cameron
Title:	Authorized Signatory

JAYVEE & CO. ITF YTCF6310002,
as a Lender

By:	/s/ Dillon Cameron
Name:	Dillon Cameron
Title:	Authorized Signatory

NGPI CANADA INC.,
as a Lender

By:	/s/ Phillip Hampson
Name:	Phillip Hampson
Title:	President

TRACE CAPITAL INC.,
as a Lender

By:	/s/ Jennifer Nadj
Name:	Jennifer Nadj
Title:	President

INVESTOR COMPANY ITS 5J5505C,
as a Lender

By:	/s/ Tim Logie
Name:	Tim Logie
Title:	Portfolio Manager

PETER ELLIS,
as a Lender

By:	/s/ Peter Ellis

thOMAS ROOTHAM,
as a Lender

By:	/s/ Thomas Rootham

SPROTT RESOURCE LENDING CORP.,
as Lender

By:	/s/ Peter Grosskopf
Name:	Peter Grosskopf
Title:	Chief Executive Officer

RESOURCE INCOME PARTNERS LIMITED PARTNERSHIP,
as Lender

By:	/s/ Gretchen Carter
Name:	Gretchen Carter
Title:	Chief Financial Officer

ONE E LP,
as Lender

By:	/s/ Gray Fowler
Name:	Gray Fowler
Title:	Signing Officer

Signature Page to Amendment No. 2 to Credit and Guarantee Agreement